EXHIBIT 10.54

AMENDMENT NO. 3

RESEARCH COLLABORATION AND LICENSE AGREEMENT

This AMENDMENT NO. 3 (the “Amendment”) is effective as of September 30, 2010 (the “Amendment Effective Date”), by and between AstraZeneca AB, a company incorporated in Sweden under no. 556011-7482 with offices at S-151 85 Södertälje, Sweden (“AstraZeneca”) and Dynavax Technologies Corporation, a Delaware corporation with offices at 2929 Seventh Street, Suite 100, Berkeley, California 94710-2753, USA (“Dynavax”). AstraZeneca and Dynavax are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties are party to the Research Collaboration and License Agreement entered into as of September 1, 2006, as amended (the “Agreement”), whereby the Parties entered into an agreement for the discovery and development of TLR-9 agonist-based therapies for the treatment of asthma and chronic obstructive pulmonary disease;

WHEREAS, the Parties now desire to amend the Agreement to amend Section 19.3.

NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

     1.1 Definitions. Terms used with initial capitals herein and not defined below shall have the meanings ascribed to them in the Agreement.

     1.2 Amendments. The following provisions of the Agreement are amended as set forth below.

     (a) Section 19.3. Section 19.3 of the Agreement is hereby amended to read in full as follows:

     “Regents Indemnity; AstraZeneca. In addition to any other remedy available to AstraZeneca, Dynavax shall indemnify defend and hold harmless AstraZeneca, its Affiliates, Distributors, Sublicensees and its and their respective directors, officers and employees in full and on demand, from and against any and all Losses incurred by them to the extent resulting from or arising out of or in connection with any breach by Dynavax of its obligations pursuant to the Regents Agreement referenced in Section 10.5, excluding any breach directly arising from breach of this Agreement by AstraZeneca.”

     1.3 Governing Law. This Amendment shall be governed by and construed under the substantive laws of the State of Delaware, excluding any conflict of law rule or principle that might otherwise refer construction or interpretation of this Amendment to the substantive law of another jurisdiction.

     1.4 Continuing Effect. The Agreement, as hereby amended, remains in full force and effect.

     IN WITNESS WHEREOF, each of the Parties have agreed to and accepted the foregoing Amendment and have caused this Amendment to be signed by their duly authorized representatives on the Amendment Effective Date.

DYNAVAX TECHNOLOGIES CORPORATION		ASTRAZENECA AB
By:	/s/ Michael S. Ostrach	By:	/s/ Anders Buren

Name:	Michael S. Ostrach	Name:	Anders Buren

Title:	Vice President	Title:	Authorized Signatory